Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	July 26, 2019		716-687-4225

MOOG REPORTS THIRD QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended June 29, 2019.

Third Quarter Highlights

•

•	Sales of $741 million, up 7% from a year ago;

•	Diluted earnings per share of $1.35, up 19% from a year ago;

•	Operating margins of 11.4%, up from 10.9% last year;

•	Cash flow from operating activities of $20 million.

Segment Results

Total Aircraft Controls segment sales in the quarter were $337 million, up 12% year over year. Military aircraft sales of $162 million were 13% higher on strong military OEM sales for foreign military platforms and helicopters. Military aftermarket sales were $55 million, up 14% on F-35 and V-22 program activity.

Commercial aircraft revenues increased 12% to $174 million. Boeing OEM sales were $67 million, up 11%, the result of strong 787 sales. Airbus sales of $47 million increased 29% on A350 deliveries. Business jet sales were 42% higher year over year, on Gulfstream program activity. Commercial aftermarket sales were down 7%, due to lower initial provisioning for the A350.

Space and Defense segment sales were $173 million, up 16% year over year. Defense sales were up 23%, to $117 million, on increases in missile controls, ground vehicles and slip ring products. Space sales were 2% higher, with increases in sales to NASA and launch vehicles offsetting lower satellite avionics sales.

Industrial Systems segment sales in the quarter were $231 million, down 5% from last year’s third quarter. The Company’s exit from the wind pitch controls business last year accounted for most of the decrease, as energy sales were lower, at $30 million. Medical market sales were 5% higher, at $59 million, on strong enteral pump sales. Industrial automation sales of $114 million were in line with last year. Simulation and test sales of $28 million were mostly unchanged.

Total backlog was $2.1 billion, with consolidated 12-month backlog at $1.6 billion, up 7% from a year ago.

Fiscal 2019 Outlook

The Company updated its projections for fiscal 2019.

•	Forecast sales of $2.9 billion, unchanged from 90 days ago;

•	Forecast earnings per share of $5.05, plus or minus $0.10, unchanged from 90 days ago;

•	Forecast full year operating margins of 11.3%;

•	Forecast cash flow from operating activities of $210 million;

•	Forecast effective tax rate of 24.2%.

Exhibit 99.1

“It was a record quarter for our company in terms of both sales and earnings per share,” said John Scannell, Chairman and CEO. “As we look to the remainder of this year, we’re confident that we’ll meet our guidance for both sales and earnings per share, and we remain very optimistic about our longer-term growth prospects. Fifty years after Moog products helped steer the Apollo 11 mission to the moon, our company continues to evolve and prosper. Our long-term outlook, continual investment in new technologies, unrelenting focus on meeting our customer’s demands and a deep rooted culture of mutual trust and respect are the ingredients for our success.  We believe these values will continue to serve us well as we look to the next 50 years.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for over time contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•	significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

Exhibit 99.1

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$740,969	$692,018	$2,139,456	$2,008,602
Cost of sales	529,050	491,959	1,530,634	1,423,897
Inventory write-down - restructuring	—	2,398	—	9,727
Gross profit	211,919	197,661	608,822	574,978
Research and development	31,298	30,953	94,518	97,282
Selling, general and administrative	103,655	101,722	299,841	295,006
Interest	9,780	8,850	29,401	26,585
Restructuring	—	(1,549)	—	22,509
Other	5,466	2,730	9,540	5,138
Earnings before income taxes	61,720	54,955	175,522	128,458
Income taxes	14,255	14,205	41,629	72,444
Net earnings attributable to Moog and noncontrolling interest	47,465	40,750	133,893	56,014
Net earnings attributable to noncontrolling interest	—	67	—	67
Net earnings attributable to Moog	$47,465	$40,683	$133,893	$55,947

Net earnings per share attributable to Moog
Basic	$1.36	$1.14	$3.84	$1.56
Diluted	$1.35	$1.13	$3.80	$1.55

Average common shares outstanding
Basic	34,904,487	35,762,918	34,869,021	35,768,471
Diluted	35,239,834	36,143,367	35,202,519	36,174,759

Exhibit 99.1

Diluted net earnings per share for the three and nine months ended June 29, 2019 include increases of $0.13 and $0.23, respectively, related to our adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606).

Results shown in the previous table include the one-time impacts of the Tax Cuts and Jobs Act of 2017 and restructuring related to our wind pitch controls business. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
As Reported:
Earnings before income taxes	$61,720	$54,955	$175,522	$128,458
Income taxes	14,255	14,205	41,629	72,444
Effective income tax rate	23.1%	25.8%	23.7%	56.4%
Net earnings attributable to Moog and noncontrolling interest	47,465	40,750	133,893	56,014
Net earnings attributable to Moog	47,465	40,683	133,893	55,947
Diluted net earnings per share attributable to Moog	$1.35	$1.13	$3.80	$1.55

Non-GAAP Adjustments - Due to Restructuring - Wind pitch controls business:
Earnings before income taxes	$—	$849	$—	$32,236
Income taxes	—	—	—	5,485
Net earnings attributable to Moog	—	849	—	26,751
Diluted net earnings per share attributable to Moog	$—	$0.02	$—	$0.74

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	$—	$—	$—	$(36,776)
Net earnings attributable to Moog	—	—	—	36,776
Diluted net earnings per share attributable to Moog	$—	$—	$—	$1.02

As Adjusted:
Earnings before income taxes	$61,720	$55,804	$175,522	$160,694
Income taxes	14,255	14,205	41,629	41,153
Effective income tax rate	23.1%	25.5%	23.7%	25.6%
Net earnings attributable to Moog and noncontrolling interest	47,465	41,599	133,893	119,541
Net earnings attributable to Moog	47,465	41,532	133,893	119,474
Diluted net earnings per share attributable to Moog	$1.35	$1.15	$3.80	$3.30

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales:
Aircraft Controls	$336,735	$299,606	$961,407	$889,579
Space and Defense Controls	173,045	149,815	493,938	426,735
Industrial Systems	231,189	242,597	684,111	692,288
Net sales	$740,969	$692,018	$2,139,456	$2,008,602
Operating profit:
Aircraft Controls	$34,484	$33,601	$94,805	$98,437
	10.2%	11.2%	9.9%	11.1%
Space and Defense Controls	24,133	16,689	63,110	50,204
	13.9%	11.1%	12.8%	11.8%
Industrial Systems	25,495	24,972	83,428	39,455
	11.0%	10.3%	12.2%	5.7%
Total operating profit	84,112	75,262	241,343	188,096
	11.4%	10.9%	11.3%	9.4%
Deductions from operating profit:
Interest expense	9,780	8,850	29,401	26,585
Equity-based compensation expense	1,439	894	5,130	4,394
Non-service pension expense	3,182	1,693	9,562	5,093
Corporate and other expenses, net	7,991	8,870	21,728	23,566
Earnings before income taxes	$61,720	$54,955	$175,522	$128,458
 .

Operating Profit and Margins - as adjusted

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Industrial Systems operating profit - as reported	$25,495	$24,972	$83,428	$39,455
Inventory write-down - restructuring	—	2,398	—	9,727
Restructuring - Wind pitch controls business	—	(1,549)	—	22,509
Industrial Systems operating profit- as adjusted	25,495	25,821	83,428	71,691
	11.0%	10.6%	12.2%	10.4%
Total operating profit - as adjusted	$84,112	$76,111	$241,343	$220,332
	11.4%	11.0%	11.3%	11.0%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 29, 2019	September 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$89,045	$125,584
Receivables	922,853	793,911
Inventories	515,055	512,522
Prepaid expenses and other current assets	44,239	44,404
Total current assets	1,571,192	1,476,421
Property, plant and equipment, net	582,105	552,865
Goodwill	791,678	797,217
Intangible assets, net	84,629	95,537
Deferred income taxes	15,736	17,328
Other assets	20,799	24,680
Total assets	$3,066,139	$2,964,048
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$93	$3,623
Current installments of long-term debt	292	365
Accounts payable	227,600	208,823
Accrued compensation	134,015	147,765
Contract advances	147,677	151,687
Contract loss and contract-related reserves	57,556	47,417
Other accrued liabilities	108,541	120,944
Total current liabilities	675,774	680,624
Long-term debt, excluding current installments	825,965	858,836
Long-term pension and retirement obligations	119,269	117,471
Deferred income taxes	56,664	46,477
Other long-term liabilities	32,810	35,654
Total liabilities	1,710,482	1,739,062
Shareholders’ equity
Common stock - Class A	43,789	43,785
Common stock - Class B	7,491	7,495
Additional paid-in capital	525,962	502,257
Retained earnings	2,096,174	1,973,514
Treasury shares	(750,326)	(738,494)
Stock Employee Compensation Trust	(124,128)	(118,449)
Supplemental Retirement Plan Trust	(76,751)	(72,941)
Accumulated other comprehensive loss	(366,554)	(372,181)
Total Moog shareholders’ equity	1,355,657	1,224,986
Total liabilities and shareholders’ equity	$3,066,139	$2,964,048

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended
	June 29, 2019	June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$133,893	$56,014
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	53,744	54,693
Amortization	10,364	13,628
Deferred income taxes	3,764	35,549
Equity-based compensation expense	5,130	4,394
Impairment of long-lived assets and inventory write-down associated with restructuring	—	24,246
Other	2,550	4,743
Changes in assets and liabilities providing (using) cash:
Receivables	(42,267)	(27,597)
Inventories	(68,519)	(27,840)
Accounts payable	19,412	12,778
Contract advances	(4,670)	(165)
Accrued expenses	(9,450)	11,709
Accrued income taxes	(5,564)	(1,817)
Net pension and post retirement liabilities	20,486	(130,135)
Other assets and liabilities	10,222	16,150
Net cash provided by operating activities	129,095	46,350
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(47,947)
Purchase of property, plant and equipment	(91,083)	(70,759)
Other investing transactions	2,518	(3,448)
Net cash used by investing activities	(88,565)	(122,154)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term (borrowings) repayments	(3,560)	1,357
Proceeds from revolving lines of credit	570,200	301,500
Payments on revolving lines of credit	(604,513)	(411,610)
Proceeds from long-term debt	—	11,216
Payments on long-term debt	(255)	(21,849)
Payment of dividends	(26,156)	(8,941)
Proceeds from sale of treasury stock	2,443	2,451
Purchase of outstanding shares for treasury	(17,986)	(5,210)
Proceeds from sale of stock held by SECT	10,036	1,941
Purchase of stock held by SECT	(13,327)	(8,444)
Proceeds from sale of SERP stock	4,293	—
Other financing transactions	—	484
Net cash used by financing activities	(78,825)	(137,105)
Effect of exchange rate changes on cash	(366)	2,266
Decrease in cash, cash equivalents and restricted cash	(38,661)	(210,643)
Cash, cash equivalents and restricted cash at beginning of period	127,706	386,969
Cash, cash equivalents and restricted cash at end of period	$89,045	$176,326

SUPPLEMENTAL CASH FLOW INFORMATION
Treasury shares issued as compensation	$11,795	$—
Equipment acquired through financing	$148	$—